UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2025

SPECTRAL AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40058	85-3987148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2515 McKinney Avenue, Suite 1000 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(972) 499-4934

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MDAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock, at an exercise price of $2.75 per share	MDAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)

On May 29, 2025, Spectral AI, Inc. (the “Company”) dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm, effective immediately. The Company’s Audit Committee unanimously voted in favor of dismissing KPMG as the Company’s independent auditors. The Company’s Board of Directors (the “Board”) ratified such recommendation.

KPMG has served as the Company’s independent registered public accounting firm since 2021.

The audit reports of KPMG on the Company’s financial statements as of and for the two most recent fiscal years ended December 31, 2024 and December 31, 2023, did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainties, audit scope or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through May 29, 2025, there were no: (1) disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”) and the related instructions thereto, with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with their audit reports, or (2) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except that KPMG communicated the material weaknesses in the Company’s internal control over financial reporting as previously reported by the Company in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, with respect to financial close process controls which relate to all financial statement accounts not consistently operating effectively or lacking appropriate evidence to ensure that account reconciliations, transactions, and journal entries were performed or reviewed at the appropriate level of precision and on a timely basis, and in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 with respect to (a) lack of communication within management and internal departments regarding complex and unusual arrangements, (b) a lack of adequately designed controls to ensure the proper recording of operating expenses, related accruals and unbilled revenue in the correct period, and (c) financial close process controls which relate to all financial statement accounts not consistently operating effectively or lacking appropriate evidence to ensure that account reconciliations, transactions, and journal entries were performed or reviewed at the appropriate level of precision and on a timely basis. These reportable events were discussed among the Audit Committee and KPMG. KPMG has been authorized by the Company to respond fully to the inquiries of Forvis Mazars Group (“Forvis”), the successor independent registered public accounting firm, concerning these reportable events.

The Company has provided KPMG with the disclosures under this Item 4.01 and has requested KPMG to furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made by the Company in this Item 4.01 and, if not, stating the respects in which it does not agree. The letter from KPMG is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)

On May 29, 2025, upon the recommendation of the Audit Committee of the Board and the Board, the Company approved the engagement of Forvis as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025. During the Company’s two most recent fiscal years (ended December 31, 2024 and December 31, 2023) and the subsequent interim period prior to the engagement of Forvis, neither the Company, nor anyone on the Company’s behalf consulted with Forvis regarding (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the Company’s financial statements; or (3) the subject of any “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the instructions thereto, or a “reportable event,” as defined in Item 304(a) (1)(v) of Regulation S-K under the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from KPMG LLP, dated June 2, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2025

SPECTRAL AI, INC.

By:	/s/ Vincent S. Capone
Name:	Vincent S. Capone
Title:	Chief Financial Officer

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